UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2014 (February 28, 2014)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800
Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 28, 2014, Sanchez Energy Corporation (the “Company”), SEP Holdings III, LLC, SN Marquis LLC and SN Cotulla Assets, LLC, as borrowers (collectively, the “Borrowers”), Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of May 31, 2013 by and among the Borrowers, the Administrative Agent and the other agents and lenders party thereto (as amended, the “Credit Agreement”).  The Amendment, among other things, (i) increases the borrowing base to $400 million, (ii) adds an elected commitment amount accepted by the Borrowers of $325 million and ties the commitment fee to the utilization of commitments and (iii) provides for other technical amendments and certain transactions.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 5, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer